EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G/A filed herewith (and any amendments thereto), relating to the Common Stock, $0.001 par value, of Allegiant Travel Company, a Nevada corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 16th day of February, 2010.

CITADEL ADVISORS LLC		CITADEL HOLDINGS II LP

By:	Citadel Holdings II LP, its Managing Member	By:	Citadel Investment Group II, L.L.C., its General Partner

By:	Citadel Investment Group II, L.L.C.,	By:	/s/ John C. Nagel
	its General Partner		John C. Nagel, Authorized Signatory
By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory

CITADEL GLOBAL EQUITIES MASTER FUND LTD.		CITADEL INVESTMENT GROUP II, L.L.C.

By:	Citadel Advisors LLC,	By:	/s/ John C. Nagel
	its Investment Manager		John C. Nagel, Authorized Signatory
By:	Citadel Holdings II LP, its Managing Member
By:	Citadel Investment Group II, L.L.C., its General Partner
By:	/s/ John C. Nagel
John C. Nagel, Authorized Signatory
KENNETH GRIFFIN
By:	/s/ John C. Nagel
John C. Nagel, attorney-in-fact*

*
John C. Nagel is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 24, 2006, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G for Morgans Hotel Group Co.